Exhibit 99.1

SemGroup Energy Partners, L.P. Declares Prorated Quarterly Distribution;

Schedules Third-Quarter 2007 Earnings Conference Call

Tulsa, Okla. — October 25, 2007 /BUSINESS WIRE/ –

SemGroup Energy Partners, L.P. (NASDAQ: SGLP) announced today that the board of directors of its general partner has declared a prorated quarterly cash distribution of $0.24 per unit, or $1.25 per unit on an annualized basis, for the third quarter of 2007. This cash distribution will be paid November 14, 2007, on all outstanding common and subordinated units to holders of record as of the close of business on November 1, 2007. This is the first distribution declared by the Partnership and corresponds to the minimum quarterly distribution of $0.3125 per unit, prorated for the partial quarter following the closing of the Partnership’s initial public offering on July 23, 2007.

SemGroup Energy Partners will announce its earnings for the third quarter of 2007 after the market closes on Tuesday, November 13, 2007. The Partnership will hold a conference call to discuss its third-quarter 2007 financial results on Wednesday, November 14, 2007, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). SemGroup Energy Partners’ senior management team will participate in the call.

What:	SemGroup Energy Partners’ third-quarter 2007 earnings conference call

When:	November 14, 2007 - 10:00 a.m. Central; 11:00 a.m. Eastern

Where:	1) Log on to the webcast at www.SGLP.com
2) Participant dial-in phone: 800-374-0113
3) International dial-in phone: 706-758-9607

If you are unable to participate in the conference call, the presentation will be available as an audio webcast on SemGroup Energy Partners’ Web site, www.SGLP.com, for 30 days. A recording will be available by phone for 14 days. To hear the replay, call 800-642-1687 in the United States or call 706-645-9291 from International locations. The pass code for both is 22066958.

About SemGroup Energy Partners, L.P. SemGroup Energy Partners owns and operates a diversified portfolio of complementary midstream energy assets. SemGroup Energy Partners provides crude oil gathering, transportation, terminalling and storage services primarily in its core operating areas in Oklahoma, Kansas and Texas. A subsidiary of SemGroup, L.P. is the general partner of SemGroup Energy Partners. SemGroup Energy Partners owns and operates terminalling and storage facilities with approximately 6.7 million barrels of storage capacity, including approximately 4.8 million barrels of storage capacity located at the Cushing Interchange, two pipeline systems consisting of approximately 1,150 miles of pipeline, and tanker trucks used to gather oil at remote wellhead locations generally not covered by pipeline and gathering systems. The Partnership is based in Tulsa, Oklahoma. For more information, visit the Partnership’s Web site www.SGLP.com.

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Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbors from liability provided therein. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside SemGroup Energy Partners’ control, which could cause results to differ materially from those expected by management of SemGroup Energy Partners.

Such risks and uncertainties include, but are not limited to, our dependence upon SemGroup, L.P. for a substantial majority of our revenues; our exposure to the credit risk of SemGroup, L.P. and third-party customers; a decrease in the demand for crude oil in the areas served by our storage facilities and pipelines; a decrease in the production of crude oil from the oil fields served by our pipelines; the availability of, and our ability to consummate, acquisition opportunities; our debt levels and restrictions in our credit facility; general economic, market or business conditions; and other factors and uncertainties inherent in the crude oil gathering, transportation, terminalling and storage business. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s prospectus relating to its initial public offering and other reports filed with the Securities and Exchange Commission. SemGroup Energy Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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SGLP Investor Relations Contact:

Brian Cropper

Toll Free Phone: 866.490.SGLP (7457)

Phone: 918.524.SGLP (7457)

Email: investor@semgroupenergypartners.com

SemGroup Media Contact:

Susan Dornblaser

Phone: 918.524.8365

Email: sdornblaser@semgrouplp.com